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                                                                    EXHIBIT 3(2)

                                   BY-LAWS OF
                                  ANAGRAM INC.

                                   ARTICLE I.
                           CORPORATE OFFICES AND SEAL

                  Section 1.01. Offices. The corporation may have offices within the State of Minnesota or at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                  Section 1.02. Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Minnesota."

                                   ARTICLE II.
                             MEETING OF STOCKHOLDERS

                  Section 2.01. Place and Time of Meetings. Meetings of the stockholders may be held at any place, within or without the State of Minnesota, designated by the Directors, and in the absence of such designation, it shall be held at the office of the corporation in the State of Minnesota. The Directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of the stockholders shall be held at 10:00 a.m.

                  Section 2.02. Annual Meetings. Annual meetings of the stockholders shall be held at such time and place as shall be specified by the Board of Directors. At the annual meeting of stockholders, the stockholders shall elect, by a plurality vote, a Board of Directors, and shall transact such other business as may properly be brought before the meeting.

                  Section 2.03. Notice of Annual Meetings. Written notice of the annual meeting of stockholders shall be mailed to each stockholder entitled to vote thereat, at such address as appears on the stock book of the corporation, at least ten (10) days prior to the meeting.

                  Section 2.04. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called

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by the Chairman of the Board, the President, any two or more Directors, or by one or more shareholders holding 10% or more of the shares entitled to vote on the matters to be presented to the meeting. Business transacted at all special meetings shall be confined to the objects stated in the call.

                  Section 2.05. Notice of Special Meetings. Unless otherwise prescribed by statute, written notice of special meetings of stockholders, stating the time, place and object thereof, shall be sent to each stockholder entitled to vote thereat, at such address as appears on the books of the corporation, at least five (5) days before such meeting.

                  Section 2.06. Quorum; Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum, and the presence of such majority stockholders shall be required at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                  Section 2.07. Voting. At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder. Each stockholder shall, unless the Articles of Incorporation provide otherwise, have one vote for each share of stock having voting power, registered in his name on the books of the corporation. All elections shall be had and all questions decided by plurality vote.

                  Section 2.08. Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record

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of the stockholders entitled to vote at each meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such records shall be produced and be kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

                                  ARTICLE III.
                                    DIRECTORS

                  Section 3.01. Powers. The property, affairs and business of the corporation shall be managed by the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                  Section 3.02. Number; Term of Office. Until the first meeting of stockholders, the number of directors shall be the number named in the Articles of Incorporation. Thereafter, the number of Directors shall be established by resolution of the stockholders, subject to the authority of the Board of Directors to increase the number of Directors as permitted by law. In the absence of such resolution, the number of Directors shall be the number last fixed by the stockholders or the Board of Directors, or the Articles of Incorporation. Directors need not be stockholders. Each of the Directors shall bold office until the annual meeting of stockholders next held after his election and until his successor shall have been elected and shall qualify, or until he shall resign, or shall have been removed.

                  Section 3.03. Vacancies; Newly Created Directorships. Vacancies in the Board of Directors shall be filled for the unexpired term, by a majority of the remaining Directors of the Board. Newly created directorships resulting from an increase in the authorized number of Directors by action of the Board of Directors as permitted by Section 3.02 of these Bylaws may be filled by a two-thirds vote of the Directors serving at the time of such increase; and each person so elected shall be a Director until his successor is

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elected by the stockholders, who may make such election at their next annual meeting or at any meeting duly called for that purpose.

                  Section 3.04. Annual Meeting. As soon as practicable after each annual election of Directors, the Board of Directors shall meet at the office of the corporation, or at such other place within or without the State of Minnesota as designated by the Board of Directors, for the purpose of electing the officers of the corporation and for the transaction of such other business as may come before the meeting.

                  Section 3.05. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time arid place as shall from time to time be determined by the Board of Directors.

                  Section 3.06. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or the Secretary upon 24 hours' notice to each Director, either personally, by telephone, or by mail or by telegram. A special meeting shall be called by the President or Secretary in like manner and on like notice upon the written request of a majority of the Board of Directors.

                   Section 3.07. Participation by Telephone. Members of the Board of Directors or any committee designated by the Board, may participate in a meeting of the Board or of any such committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in such a manner shall constitute presence in person at such meeting.

                  Section 3.08. Quorum. At all meetings of the Board of Directors, one-third of the Directors, but in no event fewer than two Directors other than where a Board of Directors consists of only one Director, shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation, or by these Bylaws.

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                  Section 3.09. Executive Committee. The Board of Directors may,
by unanimous affirmative action of the Board, designate two or more of their number to constitute an Executive Committee, which, to the extent determined by unanimous affirmative action of the Board, shall have and exercise the authority of the Board in the management of the corporation. The Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

                  Section 3.10. Other Committees. The Board of Directors may designate one or more committees, each committee to consist of two or more of the Directors of the corporation, which, to the extent provided by the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors.

                  Section 3.11. Compensation. Directors and members of committees of the Board of Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each meeting of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV.
                                    OFFICERS

                  Section 4.01. Number. The officers of the corporation shall be chosen by the Directors, and shall consist of a Chairman of the Board, (if one is elected by the Board), a President, one or more Vice Presidents, a Secretary, a Treasurer and such Assistant Secretaries and Assistant Treasurers and such other officers and agents as the Board of Directors from time to time shall elect or appoint. Any two offices, except those of President and Vice President, may be held by one person.

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                  Section 4.02. Election; Term of Office; and Removal. At each annual meeting of the Board of Directors or at any special meeting of the Board of Directors called for such purpose, the Board shall elect, from within or without its number, a President, Vice President, Secretary, Treasurer, and such other officers as it may deem advisable. Such officers shall hold office until the next annual meeting of the Directors or until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the Board of Directors.

                  Section 4.03. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the stockholders and directors and shall have such other duties as may be prescribed from time to time, by the Board of Directors.

                  Section 4.04. President. The President shall be the chief executive officer of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of stockholders and directors; he shall be responsible for general and active management of the business of the corporation; and he shall see that all orders and resolutions of the Board are carried into effect. He may execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation. He shall be an ex officio member of all standing committees and shall have powers and duties of supervision and management usually vested in the office of the President of a corporation.

                  Section 4.05. Vice President. Any Vice President may, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

                  Section 4.06. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of stockholders and record all votes and minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall perform such other duties and execute such other documents as may be prescribed by the Board of Directors

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or the President under whose supervision he shall be. Any Assistant Secretary may, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

                  Section 4.07. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He may disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. Any Assistant Treasurer, in the absence or disability of the Treasurer, may perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

                  Section 4.08. Vacancies. If the office of any officer or an agent becomes vacant by reason of his death, resignation, retirement, disqualification, removal from office or otherwise, the directors then in office may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

                  Section 4.09. Delegation of Duties. In case of the absence of any officer of the corporation, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers and duties, or any of them of such officer to any other officer or to any directors.

                                   ARTICLE V.
                              CERTIFICATES OF STOCK

                  Section 5.01. Certificates. Certificates of stock of the corporation shall be numbered and shall be entered into the books of the corporation as they are

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issued. Each such certificate shall exhibit the holder's name and number of shares, and shall be signed by the President or any Vice President and the Treasurer or the Assistant Treasurer, or the Secretary or Assistant Secretary.

                  Section 5.02. Loss of Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit in such manner as the Board of Directors may require, and shall, if the Directors so require, give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

                                   ARTICLE VI.
                                     NOTICES

                  Section 6.01. General. Whenever under the provisions of these Bylaws, notice is required to be given to any director, officer, or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing by telegram or by mail, and if by mail by depositing the same in the post office or letter box in a postpaid envelope, addressed to such stockholder, officer, or director at such address as appears on the books of the corporation, or in default of other address, to such officer, director, or stockholder at the general post office in Minneapolis, Minnesota, and such notice shall be deemed to be given at the time when the same shall be delivered to the telegraph company for transmission or thus mailed, as the case may be.

                  Section 6.02. Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or officer of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or by statute, a waiver thereof in writing signed by the person or persons entitled to such notice, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE VII.
                                 INDEMNIFICATION

                  Section 7.01. The corporation may indemnify such persons for such expenses and liabilities in such

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manner, under such circumstances and to the extent as permitted by the laws of the State of Minnesota as now enacted or hereafter amended.

                                  ARTICLE VIII.
                                   AMENDMENTS

                  Section 8.01. These Bylaws may be amended or altered by the Board of Directors at any meeting provided that notice of such proposed amendments shall have been given in the notice given to the directors of such meeting. Such authority in the Board of Directors is subject to the power of the stockholders to change or repeal such bylaws and the Board of Directors shall not make or alter any bylaws fixing their qualifications, classifications, term of office, or number, except that the Board of Directors may make or alter any bylaw to increase their number.

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